Exhibit 2






                         AMENDED PLAN OF REORGANIZATION

                             AND STOCK ISSUANCE PLAN


                  CAPITOL FEDERAL SAVINGS AND LOAN ASSOCIATION

                                 TOPEKA, KANSAS




                                 as adopted on:
                                 August 25, 1998









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                         AMENDED PLAN OF REORGANIZATION

                           AND STOCK ISSUANCE PLAN OF

                  CAPITOL FEDERAL SAVINGS AND LOAN ASSOCIATION

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                                TABLE OF CONTENTS


                                                                                                               PAGE
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I.       Introduction.............................................................................................1

II.      Definitions..............................................................................................2

III.     Plan of Reorganization...................................................................................6
         A.       Certain Effects of Reorganization...............................................................7
         B.       Conditions to Implementation of Reorganization..................................................9
         C.       Special Meeting of Members.....................................................................10
         D.       Rights of Members of the MHC...................................................................10
         E.       Conversion of MHC to Stock Form................................................................11
         F.       Timing of the Reorganization and Sale of Capital Stock.........................................12
         G.       Number of Shares to Be Offered.................................................................12
         H.       Independent Valuation and Purchase Price of Shares.............................................13
         I.       Stock Issuance Procedure.......................................................................14
         J.       Subscription Rights............................................................................14
         K.       Public Offering and Direct Community Offering..................................................16
         L.       Additional Limitations Upon Purchases of Shares of Stock Holding
                    Company Common Stock.........................................................................18
         M.       Restrictions and Other Characteristics of Stock Holding Company
                    Common Stock Being Sold......................................................................19
         N.       Exercise of Subscription Rights; Order Forms...................................................19
         O.       Method of Payment..............................................................................21
         P.       Undelivered Defective or Late Order Form; Insufficient Payment.................................21
         Q.       Payment of Dividends and Repurchase of Stock...................................................22
         R.       Completion of the Stock Offering...............................................................22
         S.       Securities Registration and Market Making......................................................22
         T.       Stock Purchases by Directors and Officers After the Offering...................................22
         U.       Establishment and Funding of Charitable Foundation.............................................23
         V.       Stock Benefit Plans............................................................................23
         W.       Employment and Other Severance Agreements......................................................24
         X.       Expenses of Reorganization.....................................................................24
         Y.       Interpretation.................................................................................24
         Z.       Amendment or Termination of the Plan...........................................................24
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I. Introduction

         On August 25, 1998, the Board of Directors of Capitol Federal Savings and Loan Association, Topeka, Kansas, (the "Association") unanimously adopted this Amended Plan of Reorganization and Stock Issuance Plan (the "Plan")
pursuant to which the Association proposes to reorganize from a federally-chartered mutual savings and loan association into a federally-chartered mutual holding company structure (the "Reorganization") pursuant to the laws of the United States of America and the rules and regulations of the Office of Thrift Supervision ("OTS"). The Mutual Holding Company ("MHC") will be owned by, and exclusive voting rights will be vested in, the members of the Association. As part of the Reorganization and the Plan, the Association will convert to a federal stock savings and loan association (the "Stock Association") and will establish a federal stock holding company (the "Stock Holding Company") which will be a majority-owned subsidiary of the MHC at all times so long as the MHC structure is maintained. As part of the Reorganization and concurrently with it, the Stock Holding Company intends to undertake a stock issuance through the offering of up to 49.9% of its to be outstanding common stock (the "Stock Offering").
 The remaining common stock to be outstanding will be issued to the MHC. The corporate name of the Stock Association and the Stock Holding Company will be determined by the Board of Directors of the Association and the principal office of each will be located in Topeka, Kansas.

         The Offering provides that non-transferable subscription rights to purchase Stock Holding Company Common Stock will be offered first to Eligible Account Holders of record as of the Eligibility Record Date, then to the Association's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date, then to Other Members, and then to directors, officers and employees of the Association. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering or a Public Offering. The price of the Stock Holding Company Common Stock will be based upon an independent appraisal of the Association. The primary purpose of the Reorganization is to establish a holding company and stock savings association charter which will enable the Association to expand and compete more effectively in the financial services industry.

         The Reorganization will structure the Association in the stock form used by commercial banks, most major business corporations and a majority of savings institutions. In addition, the use of the holding company structure will provide greater organizational and operating flexibility to the Association. Moreover, the formation of a mutual holding company will allow the MHC and/or the Stock Holding Company to borrow funds, on a secured or unsecured basis, and to issue debt to the public or in a private placement. The proceeds of such borrowings or debt offering could be contributed to the Stock Association to increase its capital or could be used by the MHC and/or the Stock Holding Company for other purposes. There are currently no plans to issue debt or borrow funds by the MHC or the Stock Holding Company. The Reorganization will also ease any transition to a uniform charter should such a charter be required in the future.

         The Association is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. No change will be made in the Board of Directors or management as a result of the Reorganization.

         In furtherance of the Association's long term commitment to its community, the Stock Association and the Stock Holding Company will make a donation to a charitable foundation established by the Association, in cash and common stock, in an amount equal to up to 8% of the aggregate value of the Common Stock issued in the Subscription Offering. Under the terms of the Reorganization, this donation will be subject to the approval of the voting members of the Association. In the event that the donation is not approved, the Association may determine to complete the Reorganization without the donation.


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         The  Reorganization  is  subject  to the  approval  of the  OTS and the affirmative vote of a majority of the total votes eligible to be cast by Voting Members of the Association.

II. Definitions

         As used in this Plan, the terms set forth below have the following meanings:

         Account(s): Withdrawable deposit(s) in the Association, including certificates of deposit.

         Acting in Concert: The term "acting in concert" shall have the same meaning given it in ss.574.2(c) of the Regulations of the OTS. The determination of whether a group is acting in concert shall be made solely by the Board of Directors of the Association or officers delegated by such Board of Directors and may be based on any evidence upon which such board or delegatee chooses to rely.

         Affiliate: An "affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

         Associate: The term "associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Association, the Stock Holding Company, the MHC or a majority-owned subsidiary of any of them) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Association, the MHC, the Stock Holding Company or any subsidiary of the MHC or the Stock Holding Company or any affiliate thereof; and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any Director or Officer of the Association, the MHC or the Stock Holding Company, to the extent provided herein. When used to refer to a Person other than an Officer or Director of the Association, the Association in its sole discretion may determine the Persons that are Associates of other Persons.

         Association: Capitol Federal Savings and Loan Association, in its current mutual form of organization.

         Capital Stock: Any and all authorized stock of the Stock Holding Company or the Stock Association.

         Common Stock: Common stock, par value $.01 per share, issued by the Stock Holding Company simultaneously with the Reorganization, pursuant to its stock charter.

         Deposit Account: Any withdrawable or repurchasable account or deposit in the Association including Savings Accounts and demand accounts.

         Depositor:  Any person holding an Account in the Association.

         Direct Community Offering: The offering to the general public of any unsubscribed shares which may be effected as provided in Section III hereof.

         Director: A member of the Board of Directors of the Association and, where applicable, a member of the Board of Directors of the MHC and the Stock Holding Company.

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         Effective Date: The effective date of the Reorganization which shall be the date of consummation of the Reorganization and Stock Offering in accordance with this Plan and all applicable approvals.

         Eligible Account Holder: Any Person holding a Qualifying Deposit in the Association on the Eligibility Record Date.

         Eligibility Record Date: The close of business on June 30, 1997.

         Employee: A person who is employed by the Association on the Effective Date.

         ESOP: The Association's employee stock ownership plan.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         FDIC: The Federal Deposit Insurance Corporation.

         Foundation: Capitol Federal Savings & Loan Association Charitable Foundation.

         HOLA: The Home Owner's Loan Act, as amended.

         Holding Company Application: The Application to be submitted by the Stock Holding Company to the OTS to have the Stock Holding Company acquire the common stock of the Stock Association.

         Independent Appraiser: The appraiser retained by the Association to prepare an appraisal of the pro forma market value of the Association and the Stock Holding Company.

         Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

         Marketing Agent: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Common Stock.

         Members: Any person or entity that is entitled under the Charter of the Association to vote on matters affecting the Association.

         MHC: Capitol Federal, MHC, the mutual holding company established by the Association incident to the Reorganization.

         Minority Ownership Interest: The shares of the Stock Holding Company's Common Stock owned by persons other than the MHC, expressed as a percentage of the total shares of Stock Holding Company Common Stock outstanding.

         Minority Stock Offering: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Stock Holding Company to persons other than the MHC.

         Minority Stockholder: Any owner of the Stock Holding Company's Common Stock, other than the MHC.

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         Non-Tax-Qualified  Employee Plan:  Any defined  benefit plan or defined contribution plan of the Association or the Stock Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

         Non-Voting Stock: Any Capital Stock other than Voting Stock.

         Notice of Reorganization: The Notice of MHC Reorganization to be submitted by the Association to the OTS to notify the OTS of the Reorganization.

         OTS: Office of Thrift Supervision, Department of the Treasury, and its successors.

         Officer: An executive officer of the Association which includes the Chairman, Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents in charge of principal business functions, and any other person participating in major policy making functions of the Association.

         Order Form: Form to be used in the Subscription Offering to exercise subscription rights.

         Other Members: Members of the Association, other than Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders, as of the Voting Record Date.

         Parent: A company that controls another company, either directly or indirectly through one or more subsidiaries.

         Person: Any individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

         Plan: This Amended Plan of Reorganization and Stock Offering of the Association as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

         Public Offering: The offering for sale through the Underwriters to selected members of the general public of any shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering or the Direct Community Offering, if any.

         Public Offering Price: The price per share at which any unsubscribed shares of Stock Holding Company Common Stock are initially offered for sale in the Public Offering.

         Qualifying Deposit: The aggregate balance of $50 or more of each Deposit Account of an Eligible Account Holder or of a Supplemental Eligible Account Holder.

         Regulations: The regulations of the OTS regarding mutual holding companies.

         Reorganization: Collectively, all steps necessary for the Association to reorganize into the mutual holding company form of organization in accordance with the Plan and the provisions of the HOLA and Part 575 of the OTS Regulations for Savings Associations.

         Residence: The terms "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling in the communities in which the Association does business, has an intent to remain with such communities for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within such communities together with an indication that such presence within such communities is something other than merely transitory in

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nature. To the extent the Person is a corporation or other business entity,  the principal place of business or headquarters shall be in these communities. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Association may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Association.

         SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

         Savings Account: The term "Savings Account" means any withdrawable account in the Association except a demand account.

         SEC:  United States Securities and Exchange Commission.

         Special Meeting of Members: The special meeting and any adjournments thereof held to consider and vote upon this Plan.

         Stock Holding Company: The federal stock corporation, majority-owned by the MHC, which is being formed for the purpose of initially owning 100% of the common stock of the Stock Association.

         Stock Offering: The offering of Common Stock of the Stock Holding Company to Persons other than the MHC, in a Subscription Offering and, to the extent shares remain available, in a Direct Community Offering or otherwise.

         Stock  Association:  The  newly  organized   federally-chartered  stock
association   subsidiary  of  the  Stock  Holding  Company  resulting  from  the
Reorganization.

         Subscription Offering: The offering of Common Stock of the Stock Holding Company for subscription and purchase pursuant to this Plan.

         Subsidiary: Any company, a majority of whose voting stock is indirectly or directly owned, controlled or held with power to vote by another company.

         Tax-Qualified Employee Plans: Any defined benefit plan or defined contribution plan of the Association or the Stock Holding Company, such as an employee stock ownership plan stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code, as amended.

         Underwriters: The investment banking firm or firms agreeing to offer and sell Stock Holding Company Common Stock in the Public Offering.

         Voting Members: Those persons eligible to vote at meetings of Members of the Association pursuant to the Association's Charter and Bylaws.

         Voting Record Date: The date established by the Board of Directors of the Association in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members.

         Voting Stock: 1. Common or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder to: (i) vote for or to select directors of the Association or the Stock Holding Company; and (ii) vote on or direct the conduct of the operations or other significant policies of the Association or the Stock Holding Company.

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         2. Notwithstanding  anything in paragraph (1) above, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Association, or the payment of dividends by the Association when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Association or the Stock Holding Company.

         3. Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

III. Plan of Reorganization

         Pursuant to Section 10(o) of the HOLA and 12 C.F.R. Part 575 of the OTS Regulations, the Reorganization will be accomplished in accordance with the procedures set forth in this Plan, applicable regulations of the OTS, and as otherwise may be required by the OTS.

         A. Certain Effects of Reorganization

          1. Organization of the MHC, the Stock Holding Company and the Stock Association

               A principal part of the Reorganization will be the formation of a federally-chartered capital stock association subsidiary. As a result of the Reorganization, the Stock Holding Company will own 100% of the Stock Association's Voting Stock. The MHC will own a majority interest in the Stock Holding Company and the Stock Association at all times as long as the MHC remains in the mutual form of organization.

               The Reorganization will be effected as follows, or in any manner approved by the Board of Directors of the Association and the OTS that is consistent with the purposes of this Plan and applicable laws and regulations:

               (i) the Association will organize an interim stock association as a wholly-owned subsidiary ("Interim One"); (ii) Interim One will organize an interim stock association as a wholly-owned subsidiary ("Interim Two"); (iii) Interim One will organize the Stock Holding Company as a wholly-owned subsidiary; (iv) the Association will exchange its charter for a federal stock association charter to become the Stock Association and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into Stock Association with the Stock Association as the resulting institution; (vi) all of the initially issued stock of the Stock Association will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Stock Association to the Stock Holding Company, and the Stock Association will become a wholly-owned subsidiary of the Stock Holding Company. Contemporaneously with the

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          Reorganization,  the Stock Holding  Company will offer for sale in the
          Stock Offering shares of Common Stock based on the pro forma market value of the Stock Holding Company and the Association.

               Upon consummation of the Reorganization, the legal existence of the Association will not terminate, but the converted Stock Association will be a continuation of the Association, and all property of the Association, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Association, or which would inure to the Association immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Association. The Stock Association will have, hold and enjoy the same in its right and fully to the same extent as the same was possessed, held and enjoyed by the Association. The Stock Association will continue to have, succeed to, and be responsible for all rights, liabilities and obligations of the Association and will maintain its headquarters operations at the Association's present location.

               In connection with the Reorganization, the Association will apply to the OTS to have the Stock Holding Company retain up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the board of the Association. The Stock Association may distribute additional capital to the Stock Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions. The Stock Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Stock Holding Company. The Stock Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Stock Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Stock Holding Company, and the Stock Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering. The Association believes that capitalization of the MHC and the Stock Holding Company will provide the MHC and the Stock Holding Company with economic strength separate and apart from the Stock Association and could facilitate future activities by the MHC and the Stock Holding Company.

          2.   Effect on Deposit Accounts and Borrowings

               Each Deposit Account in the Association on the Effective Date will remain a Deposit Account in the Stock Association in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the Deposit Account existed in the Association immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Association shall retain the same status with the Stock Association after the Reorganization as they had with the Association immediately prior to the Reorganization.

          3.   The Stock Association

               Upon completion of the Reorganization the Stock Association will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings associations under federal law. A copy of the proposed Charter and Bylaws of the Stock Association is attached hereto as Exhibit A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Association retained by or distributed to the Stock Holding Company or the MHC), undivided profits, and general loss reserves that the Association had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, the Stock

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          Holding Company and the Stock  Association on a consolidated  basis in accordance with generally accepted accounting principles.

               The initial members of the Board of Directors of the Stock Association will be the members of the existing Board of Directors of the Association. The Stock Association will be wholly-owned by the Stock Holding Company. The Stock Holding Company will be wholly-owned by its stockholders, who will consist of the MHC and the Persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

          4.   The Stock Holding Company

               The Stock Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Stock Holding Company will be the existing Board of Directors of the Association. Thereafter, the voting stockholders of the Stock Holding Company will elect approximately one-third of the Stock Holding Company's directors annually. A copy of the proposed Charter and Bylaws of the Stock Holding Company is attached as Exhibit B and made part of this Plan.

               The Stock Holding Company will have the power to issue shares of Capital Stock to Persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Stock Holding Company. The Stock Holding Company may issue any amount of Non-Voting Stock to Persons other than the MHC. The Stock Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Stock Holding Company, and the Stock Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering.

          5.   The MHC

               As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the Charter of the MHC. Persons who have membership rights with respect to the Association under its existing Charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as such Persons remain depositors or borrowers, as the case may be, of the Association after the Reorganization. In addition, all Persons who become Depositors of the Stock Association following the Reorganization will have membership rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's Charter and Bylaws, a copy of which is attached to this Plan as Exhibit C and made a part hereof, and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA.

               The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Association. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of certain of the former Members of the Association and all persons who become Depositors of the Stock Association after the Reorganization.

         B. Conditions to Implementation of Reorganization

         Consummation of the Reorganization is expressly conditioned upon the following:

          1. Approval of the Plan by a majority of the Board of Directors of the Association;

          2. The filing of a Notice of Reorganization, including the Plan, with the OTS and either: (a) the OTS has given written notice of its intent not to disapprove the Reorganization; or (b) sixty days have passed since the OTS received the Notice of Reorganization and deemed it sufficient under Section 516.2(c) of the OTS regulations, and the OTS has not given written notice that the Reorganization is disapproved or extended for an additional 30 days the period during which disapproval may be issued;

          3. The filing of the Holding Company Application with and approval by the OTS pursuant to the HOLA for the Stock Holding Company and MHC to become savings and loan holding companies by owning or acquiring 100% of the common stock of the Stock Association and at least more than 50% of the Stock Holding Company, respectively, to be issued in connection with the Reorganization;

          4. All necessary approvals have been obtained from the OTS in connection with the adoption of the charter and bylaws of the MHC, the Stock Holding Company and the Stock Association, the conversion of the Association to a stock charter, and any transfer of assets and liabilities of the Association to the Stock Association pursuant to the Plan;

          5. Approval of the Plan by a majority of the total votes of Voting Members of the Association eligible to be cast at the Special Meeting of Members;

          6.   Satisfaction of all conditions  specified or otherwise imposed by
               the  OTS  in   connection   with   approval   of  the  Notice  of
               Reorganization and all transactions related thereto;

          7. Receipt by the Association of a favorable ruling of the Internal Revenue Service ("IRS") or an opinion of the Association's tax advisor with respect to federal taxation to the effect that consummation of the Reorganization will not be a taxable event to the MHC, the Stock Holding Company, the Stock Association, the Association or the Association's Depositors; and

          8. Receipt by the Association of either a private letter ruling of the Kansas taxation authorities or an opinion of the Association's tax advisor with respect to Kansas taxation to the effect that consummation of the Reorganization will not be a taxable event to the MHC, the Stock Holding Company, the Stock Association, the Association or the Association's Depositors.

         C. Special Meeting of Members

         Subsequent to the approval of the Plan by the OTS, the Special Meeting of Members shall be scheduled in accordance with the Association's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting of Members, the Association shall distribute proxy solicitation materials to all Voting Members as of the Voting Record Date. The proxy solicitation materials shall include a proxy statement (the "Proxy Statement"), other documents authorized for use by the regulatory authorities, and may also include a copy of the Plan. The proxy materials shall contain the information that is relevant to the action to be taken by the Voting Members.

         Pursuant to the Regulations of the OTS, an affirmative vote of not less than a majority of the total outstanding votes of the Voting Members eligible to be cast is required for approval of the Plan. Voting may be in person or by proxy in accordance with the Charter and Bylaws of the Association. The OTS shall be notified promptly of the actions of the Voting Members.

         D. Rights of Members of the MHC

         Following the Reorganization, all persons who had membership rights with respect to the Association as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by Members of the Association to the Board of Directors of the Association shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all persons who become depositors of the Stock Association subsequent to the Reorganization also will have membership rights with respect to the MHC. In each case, no person who ceases to be the holder of a deposit account in the Stock Association after the Reorganization shall have any membership or rights with respect to the MHC. Borrowers of the Stock Association who were borrower members of the Association at the time of the Reorganization, if applicable, will have the same membership rights in the MHC as they had in the Association immediately prior to the Reorganization for so long as their pre-Reorganization borrowings remain outstanding. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization.

         E. Conversion of MHC to Stock Form

         Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur.

         In a Conversion Transaction, the MHC would merge with and into the Stock Association or the Stock Holding Company, with the Stock Association or the Stock Holding Company as the resulting entity, and the depositors of the Stock Association would receive the right to subscribe for a number of shares of common stock of the Stock Holding Company, as determined by the formula set forth below. The additional shares of common stock of the Stock Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an independent appraisal.

         Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled without additional consideration to maintain the same percentage ownership interest in the Stock Holding Company after the Conversion Transaction as their percentage ownership interest in the Stock Holding Company immediately prior to the Conversion Transaction (i.e., the "Minority Ownership Interest"), subject only to the following adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the MHC; and (ii) the market value of assets of the MHC (other than common stock of the Stock Holding Company).

         The adjustment referred to in clause (i) of the preceding paragraph above would require that the Minority Ownership Interest (expressed as a percentage) be adjusted by multiplying the Minority Ownership Interest by the following fraction:

             (Stock Holding Company stockholders' equity immediately
              prior to Conversion Transaction) - (aggregate amount
                           of dividends waived by MHC)
             -------------------------------------------------------

             Stock Holding Company stockholders' equity immediately
                         prior to Conversion Transaction

         The Minority Ownership Interest shall also be adjusted to reflect any assets of the MHC (other than Common Stock of the Stock Holding Company) by multiplying it by the following fraction:

               (pro forma market value of Stock Holding Company) -
                    (market value of assets of MHC other than
                       Stock Holding Company Common Stock)
               ---------------------------------------------------
                 pro forma market value of Stock Holding Company

         At the sole discretion of the Board of Directors of the MHC and the Stock Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC will always own a majority of the voting stock of the Stock Holding Company. Management of the Association has no current intention to conduct a Conversion Transaction.

         A Conversion Transaction would require the approval of applicable federal regulators, and would be presented to a vote of the members of the MHC. Federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings association converting to stock form.

         F. Timing of the Reorganization and Sale of Capital Stock

         The Association intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in the Plan. Subject to the approval of the OTS, the Stock Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Members. The Stock Holding Company may close the Stock Offering before the Special Meeting of Members, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting of Members. The Association's proxy solicitation materials may permit certain Members to return to the Association by a reasonable date certain a postage paid card or other written communication requesting receipt of the prospectus describing the Stock Offering if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with the securities offering regulations of the SEC. The Association will not finance or loan funds to any person to purchase Common Stock.

         G. Number of Shares to Be Offered

               1. The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Directors of the Association and the Stock Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be less than 50% of the issued and outstanding shares of Common Stock of the Stock Holding Company.

               2.  For a  period  of 15 days  following  the  completion  of the
          Reorganization, the Boards of Directors of the Stock Holding Company and the MHC, in their sole discretion, may determine to issue or allocate shares of Common Stock ("Contingent Shares") to subscribers to fill orders resulting from (i) any allocation oversights in the event of an oversubscription, or (ii) orders initially rejected but later found to be legitimate. Contingent Shares shall be authorized but unissued shares and shall include no more than a number of shares equal to 1% of the shares issued in the Stock Offering. Contingent Shares will not be included in the total number of shares for purposes of determining any individual or maximum purchase limitation or the number of shares of stock to be purchased by Tax-Qualified Employee Plans. In the event of an oversubscription in the Stock Offering, Contingent Shares will be allocated to a subscriber based upon the allocation of shares to persons who had the same or similar Deposit Account balance as that subscriber.

         H. Independent Valuation and Purchase Price of Shares

         All shares of Common Stock sold in the Stock Offering shall be sold at a uniform price per share. The purchase price and number of shares to be outstanding shall be determined by the Board of Directors of the Stock Holding Company on the basis of the estimated pro forma market value of the Stock Holding Company and the Association. The aggregate purchase price for the Common Stock will not be inconsistent with such market value of the Stock Holding
Company and the  Association.  The pro forma market  value of the Stock  Holding
Company and the Association will be determined for such purposes by the Independent Appraiser.

         Prior to the commencement of the Stock Offering, an estimated valuation range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors at the time of the Stock Offering and consistent with OTS regulations. The Stock Holding Company intends to issue up to 49.9% of its common stock in the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Stock Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Directors of the Association and the Stock Holding Company.

         Based upon the independent valuation as updated prior to the commencement of the Stock Offering, the Board of Directors may establish the minimum and maximum ownership percentage applicable to the Stock Offering, may fix the ownership percentage of the Minority Stockholders, or may establish the minimum and maximum aggregate dollar amount of shares to be sold. In the event the ownership percentage of the Minority Stockholders is not fixed in the Stock Offering, the minority ownership percentage (the "Minority Ownership Percentage") will be determined as follows: (a) the product of (x) the total number of shares of Common Stock issued by the Stock Holding Company and (y) the purchase price per share divided by (b) the estimated aggregate pro forma market value of the Association and the Stock Holding Company immediately after the Stock Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon the closing of the Stock Offering or sale of all the Common Stock.

         Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Stock Holding Company, the Association and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock to be issued is incompatible with its estimate of the aggregate consolidated pro forma market value of the Stock Holding Company and the Association. If such confirmation is not received, the Stock Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new estimated valuation range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the OTS may permit.

         The estimated market value of the Stock Holding Company and the Association shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

         If there is a Direct Community Offering or Public Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Direct Community Offering or Public Offering shall be equal to the purchase price per share at which the Common Stock is sold to Persons in the Subscription Offering. Shares sold in the Direct Community Offering or Public Offering will be subject to the same limitations as shares sold in the Subscription Offering.

         I. Stock Issuance Procedure

         The Stock Holding Company Common Stock will be offered for sale in the Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and Directors, Officers and employees of the Association, prior to or within 45 days after the date of the Special Meeting of Members. However, the Stock Holding Company and the Association may delay commencing the Subscription Offering beyond such 45-day period in the event there exist unforeseen material adverse market or financial conditions. The Association may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Stock Holding Company Common Stock to and accept subscriptions from other Persons in a Direct Community Offering or a Public Offering; provided that the Association's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and Directors, Officers and employees shall have the priority rights to subscribe for Stock Holding Company Common Stock set forth in Section III of this Plan.

         The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the Association. Upon completion of the Subscription Offering and the Direct Community Offering, if any, any unsubscribed shares of Stock Holding Company Common Stock may be sold through the Underwriters to selected members of the general public in the Public Offering. If for any reason all of the shares are not sold in the Subscription Offering, the Direct Community Offering, if any, and the Public Offering, if any, the Stock Holding Company and the Association will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Stock Holding Company Common Stock not sold in the Subscription Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Stock Holding Company and the Association with the approval of the OTS. The
Stock Holding Company and the Association may jointly seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Stock Holding Company Common Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Stock Holding Company Common Stock is required within 24 months after the date of the Special Meeting of Members.

         J. Subscription Rights

         Non-transferable subscription rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members and Directors, Officers and employees of the Association as set forth below.

               1. Preference Category No. 1: Eligible Account Holders

               Each Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Stock Holding Company Common Stock in an amount equal to the greater of $500,000, or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in the converting Association in each case on the Eligibility Record Date.

               If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase to the extent possible 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

               Non-transferable subscription rights to purchase Stock Holding Company Common Stock received by Directors and Officers of the Association and their Associates, based on their increased deposits in the Association in the one-year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable subscription rights of Eligible Account Holders.

               2. Preference Category No. 2: Tax-Qualified Employee Plans

               Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable subscription rights to purchase up to 10% of the shares of Stock Holding Company Common Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Stock Holding Company Common Stock. Subscription rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority subscription right to the extent that the total number of shares of Stock Holding Company Common Stock sold in the Stock Offering exceeds the maximum of the estimated valuation range as set forth in the subscription prospectus.

               3.  Preference  Category  No. 3:  Supplemental  Eligible  Account
          Holders

               Each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Stock Holding Company Common Stock in an amount equal to the greater of $500,000, or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in the converting Association in each case on the Supplemental Eligibility Record Date.

               Subscription rights received pursuant to this category shall be subordinated to all subscription rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

               Any non-transferable subscription rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the subscription rights to be distributed to such person pursuant to this Category.

               In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation

          (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

               4. Preference Category No. 4: Other Members

               Each Other Member shall receive non-transferable subscription rights to subscribe for shares of Stock Holding Company Common Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 through 3 above, subject to the following conditions:

               i. Each Other Member shall be entitled to subscribe for an amount of shares equal to the greater of $500,000, or one-tenth of one percent (.10%) of the total offering of shares of common stock in the Stock Offering, to the extent that Stock Holding Company Common Stock is available.

               ii. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Association's mutual charter and bylaws in effect on the date of approval by members of this Plan.

               5. Preference Category No. 5: Directors, Officers and Employees

               Each Director, Officer and employee of the Association as of the date of the commencement of the Subscription Offering shall be entitled to receive non-transferable subscription rights to purchase shares of the Stock Holding Company Common Stock to the extent that shares are available after satisfying subscriptions under Category Nos. 1 through 4 above. The shares which may be purchased under this Category are subject to the following conditions:

               i. The total number of shares which may be purchased under this Category may not exceed 15% of the number of shares of Stock Holding Company Common Stock.

               ii. The maximum amount of shares which may be purchased under this Category by any Person is $500,000 of Stock Holding Company Common Stock. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated pro rata among all subscribers in this Category.

         K. Public Offering and Direct Community Offering

               1. Any shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This may involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the local community where the Association conducts its business. The Direct Community Offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by the Stock Holding Company and the Association, and shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the subscription price.

          The Stock Holding Company and the Association may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Direct Community Offering. The Stock Holding Company and the Association may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Stock Holding Company Common Stock will be offered and sold in the Direct Community Offering, if any, in accordance with OTS regulations, so as to achieve the widest distribution of the Stock Holding Company Common Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than $500,000 of Stock Holding Company Common Stock in the Direct Community Offering, if any. Further, the Association may limit total subscriptions under this Section so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Stock Holding Company Common Stock. Finally, the Association may reserve shares offered in the Direct Community Offering for sales to institutional investors.

               In the event of an  oversubscription  for  shares  in the  Direct
          Community Offering, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the local community, then to cover the orders of any other person subscribing for shares in the Direct Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

               The Association and the Stock Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section. Further, the Association and the Stock Holding Company may, at their sole discretion, elect to forego a Direct Community Offering and instead effect a Public Offering as described below.

               2. Any shares of Stock Holding Company Common Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may then be sold through the Underwriters to selected members of the general public in the Public Offering. It is expected that the Public Offering will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering, if any. The Association and the Stock Holding Company, in their sole discretion, may reject any subscription, in whole or in part, received in the Public Offering. The Public Offering shall be completed within 90 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may purchase more than $500,000 of Common Stock in the Public Offering, if any.

               3. If for any reason any shares remain unsold after the Subscription Offering, the Public Offering, if any, and the Direct Community Offering, if any, the Boards of Directors of the Stock Holding Company and the Association will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

         L. Additional Limitations Upon Purchases of Shares of Stock Holding Company Common Stock

         The following additional limitations shall be imposed on all purchases of Stock Holding Company Common Stock in the Stock Offering:

               1. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase in the Stock Offering a number of shares of Stock Holding Company Common Stock equal to the greater of $5,000,000 or 1% of the Common Stock offered in the Stock Offering. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

               2. Directors and Officers and their Associates may not purchase in all categories in the Stock Offering an aggregate of more than 25% of the Stock Holding Company Common Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and Directors and their Associates, but held by one or more Tax-Qualified Employee Plans shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

               3. The minimum number of shares of Stock Holding Company Common Stock that may be purchased by any Person in the Stock Offering is 25 shares, provided sufficient shares are available.

               4. The Boards of Directors of the Stock Holding Company and the Association may, in their sole discretion, increase the maximum purchase limitation referred to herein up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Stock Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Stock Offering. Requests to purchase additional shares of Stock Holding Company Common Stock under this provision will be allocated by the Boards of Directors on a pro rata basis giving priority in accordance with the priority rights set forth herein.

               Depending upon market and financial conditions, the Boards of Directors of the Stock Holding Company and the Association, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

               For purposes of this Section, the Directors of the Stock Holding Company and the Association shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

               Each Person purchasing Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations. All questions concerning whether any Persons are Associates or a group acting in concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Association in its sole discretion. Such determination shall be conclusive and binding on all Persons and the Association may take any remedial action, including without limitation rejecting the purchase or referring the matter to the OTS for action, as in its sole discretion the Association may deem appropriate.

         M. Restrictions and Other Characteristics of Stock Holding Company Common Stock Being Sold

         Stock Holding Company Common Stock purchased by Persons other than Directors and Officers of the Stock Holding Company or the Association will be transferable without restriction. Shares purchased by Directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of the Stock Offering, except for any disposition of such shares
(i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Stock

Association or the Stock Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Stock Association's or the Stock Holding Company's equity securities are subject to the prior approval of the OTS.

         The certificates representing shares of Stock Holding Company Common Stock issued to Directors and Officers shall bear a legend giving appropriate notice of the one-year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Stock Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Stock Holding Company or Association Directors and Officers as may be then applicable to such restricted stock.

         N. Exercise of Subscription Rights; Order Forms

               1. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting of Members, the prospectus and Order Form may be sent to each Eligible Account Holder, Tax-Qualified Employee Plan, Supplemental Eligible Account Holder, Other Member, and Director, Officer and employee at their last known address as shown on the records of the Association. However, the Association may, and if the Subscription Offering commences after the Special Meeting of Members the Association shall, furnish a prospectus and Order Form only to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees who have returned to the Association by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a prospectus and Order Form. In such event, the Association shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders who are not Members on the Voting Record Date.

               2. Each Order Form will be preceded or accompanied by a prospectus describing the Stock Holding Company and the Stock Association and the shares of Stock Holding Company Common Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Stock Holding Company Common Stock.

               3. The Order Form (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:

               i. A clear and intelligible explanation of the subscription rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees;

               ii. A specified expiration date by which the Order Form must be returned to and actually received by the Association or its representative for purposes of exercising subscription rights, which date will be not less than 20 days after the Order Forms are mailed by the Association;

               iii. The subscription  price to be paid for each share subscribed for when the Order Form is returned;

               iv. A statement that 25 shares is the minimum number of shares of Stock Holding Company Common Stock that may be subscribed for under the Plan;

               v. A specifically designated blank space for indicating the number of shares being subscribed for;

               vi. A set of detailed instructions as to how to complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

              vii. Specifically designated blank spaces for dating and signing the Order Form;

              viii. An  acknowledgement  that the  subscriber  has  received the prospectus;

               ix. A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the subscription rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Stock Holding Company and the Association, and that the subscription rights may be exercised only by delivering the Order Form, properly completed and executed, to the Association or its representative by the expiration date, together with required payment of the subscription price for all shares of Stock Holding Company Common Stock subscribed for;

               x. A statement that the subscription rights are non-transferable and that all shares of Stock Holding Company Common Stock subscribed for upon exercise of subscription rights must be purchased on behalf of the Person exercising the subscription rights for his own account; and

               xi. A statement that, after receipt by the Association or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Association.

         O. Method of Payment

         Payment for all shares of Stock Holding Company Common Stock subscribed for must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, money order or, if the subscriber has a Deposit Account in the Association (including a certificate of deposit), the subscriber may authorize the Association to charge the subscriber's account.

         If a subscriber authorizes the Association to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Stock Holding Company Common Stock has been sold or the Plan is terminated, whichever is earlier. The Association will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Stock Holding Company Common Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Stock Offering. Payments made in cash, by check or money order will be placed by the Association in an escrow or other account established specifically for this purpose.

         In the event of an unfilled amount of any subscription order, the Stock Association will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Stock Offering. If for any reason the Stock Offering is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Association.

         If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Stock Holding Company Common Stock subscribed for upon consummation of the Stock Offering. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in the prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

         P. Undelivered Defective or Late Order Form; Insufficient Payment

         In the event Order Forms (a) are not delivered and are returned to the Association by the United States Postal Service or the Association is unable to locate the addressee, (b) are not received back by the Association or are received by the Association after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon; provided, that the Association may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Association may specify. The interpretation by the Association of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

         Q. Payment of Dividends and Repurchase of Stock

         The Stock Association shall not declare or pay a cash dividend on, or repurchase any of, its Capital Stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for any required liquidation account or (ii) the federal regulatory capital requirement set forth in Section 567.2 of the Regulations of the OTS. Otherwise, the Stock Association may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations. Subject to the approval of the OTS, the MHC may waive its right to receive dividends declared by the Stock Association or the Stock Holding Company.

         R. Completion of the Stock Offering

         The Stock Offering will be terminated if not completed within 90 days from the date of approval by the OTS, unless an extension is approved by the OTS.

         S. Securities Registration and Market Making

         Promptly following the Stock Offering, the Stock Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Stock Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter. At the close of the Stock Offering the Stock Holding Company shall use its best efforts to:

               1. encourage and assist three market markers to establish and maintain a market for the Common Stock; and

               2. list the Common Stock on a national or regional securities exchange, or on the Nasdaq System.

         T. Stock Purchases by Directors and Officers After the Offering

         For a period of three years after the proposed Stock Offering, no Director or Officer of the Stock Association or its Affiliates, or an Associate of such Person may purchase, without the prior written approval of the OTS, any Common Stock of the Stock Holding Company, except from a broker-dealer registered with the SEC, except that the foregoing shall not apply to:

               1.  Negotiated   transactions  involving  more  than  1%  of  the
          outstanding stock in that class of stock; or

               2. Purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Stock Association or the Stock Holding Company even if such stock is attributed to Directors, Officers or their Associates.

         U. Establishment and Funding of Charitable Foundation

         As part of the Reorganization, the Stock Holding Company and the Association intend to establish the Foundation which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code and donate to the Foundation cash and/or Common Stock in an amount up to 8% of the aggregate value of shares of Common Stock sold in the Stock Offering. The Foundation would be formed to complement the Association's existing community reinvestment activities and to share with the Association's local community a part of the Association's financial success as a community-oriented financial services institution. The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects. It is expected that the Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of any securities contributed to it by the Stock Holding Company.

         The board of directors of the Foundation will be comprised of individuals who are employees or Directors of the Association, or other persons with a business or other relationship with the communities in which the Association does business. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The establishment and funding of the Foundation as part of the Reorganization is subject to the approval of the OTS.

         V. Stock Benefit Plans

         The Board of Directors of the Association and/or the Stock Holding Company intend to adopt one or more stock benefit plans for its employees, officers and directors, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. The Board of Directors of the Association intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the shares issued, excluding shares issued to the MHC. The Stock Association or the Stock Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Association to fail to meet any of its regulatory capital requirements. This Plan specifically authorizes the grant and issuance by the Stock Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering, (ii) options to purchase a number of shares of the Stock Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up to 8% of the shares issued. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Stock Holding Company's Common Stock, or shares of Common Stock purchased by the Stock Holding Company or such plans on the open market. Any awards of Common Stock under the Recognition Plans and the stock option plans will be subject to prior stockholder approval.

         W. Employment and Other Severance Agreements

         Following or contemporaneously with the Reorganization, the Association and/or the Stock Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Association and/or the Stock Holding Company. It is anticipated that any employment contracts entered into by the Association and/or the Stock Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Association and/or the Stock Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Stock Association and/or the Stock Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the OTS.

         X. Expenses of Reorganization

         The Association shall use its best efforts to assure that expenses incurred by it in connection with the Reorganization shall be reasonable.

         Y. Interpretation

         All interpretations of this Plan and application of its provisions to particular circumstances shall be made by the Board of Directors of the Association and all such interpretations shall be final, subject to the authority of the OTS.

         Z. Amendment or Termination of the Plan

         If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Voting Members to vote on the Plan by a majority vote of the Association's

Board of Directors, and at any time thereafter by a majority vote of the Board of Directors with the concurrence of the OTS. Any amendment to the Plan made after approval by the Voting Members, with the approval of the OTS, shall not necessitate further approval by the Members unless otherwise required by the OTS. The Plan may be terminated by a majority vote of the Association's Board of Directors at any time prior to the Special Meeting of Members to vote on the Plan, and at any time thereafter by a majority vote of the Board of Directors with the concurrence of the OTS. The Plan shall terminate automatically if the Reorganization is not completed within 24 months of the date Voting Members approve the Plan at the Special Meeting of Members, which time period may not be extended by the Association's Board of Directors.

         By adoption of the Plan, the Members of the Association authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

Attachments A-1 and A-2          Charter and Bylaws of the MHC

Attachments B-1 and B-2          Charter and Bylaws of the Stock Holding Company

Attachments C-1 and C-2          Charter and Bylaws of Stock Association